UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN CAPITAL SENIOR FLOATING, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

May 10, 2017

Dear Stockholder:

According to our latest records, we have not yet received your voting instructions for the Special Meeting of Stockholders of American Capital Senior Floating, Ltd. (the “Company”) to be held on Friday, May 19, 2017. Your vote is extremely important, no matter how many shares you hold.

If we do not receive your vote, we may have to adjourn

and continue to request stockholder participation to reach a required quorum.

Beginning in the first quarter of 2017, Ivy Hill Asset Management, L.P. (“Ivy Hill”), the Company’s current investment adviser, has voluntarily agreed to be responsible for certain of the Company’s quarterly other operating expenses in excess of 0.75% of the Company’s consolidated net assets, less net unrealized appreciation or depreciation, each as defined under U.S. generally accepted accounting principles and measured as of March 31, 2017, for the three months ended March 31, 2017.

Additionally, for each of the remaining three quarters of the fiscal year ending December 31, 2017, Ivy Hill has voluntarily agreed to be responsible for certain of the Company’s quarterly other operating expenses in excess of (a) with respect to the three months ended June 30, 2017 and September 30, 2017, 1.00% of the Company’s consolidated net assets less net unrealized appreciation or depreciation as of June 30, 2017 and September 30, 2017, respectively, and (b) with respect to the three months ended December 31, 2017, 1.25% of the Company’s consolidated net assets less unrealized appreciation or depreciation as of December 31, 2017, provided, in each case (i) the stockholders of the Company have approved a new investment advisory and management agreement with Ivy Hill (the “New Management Agreement”) prior to June 3, 2017 and (ii) the New Management Agreement remains effective as of the date the Company files its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such quarter period.

For the reasons set forth in the proxy statement, dated March 29, 2017 (the “Proxy Statement”), the Board of Directors recommends that you vote “FOR” each of Proposals 1, 2 and 3. Please vote via the internet at www.proxyvote.com as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

Please understand that it is critical that we receive your vote so that we may complete the business of the Special Meeting of Stockholders.

If you have already submitted your proxy card, you do not need to take any action unless you wish to change your vote.  Please refer to the section of the Proxy Statement entitled “Questions and Answers About The Proposals And The Special Meeting—How can I revoke a proxy?” for instructions regarding how to revoke your proxy.

If you need assistance voting your shares, please call Georgeson, which is assisting the Company with solicitation of proxies, toll-free at 1-888-565-5190. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Kevin Braddish
Chief Executive Officer